[LOGO OF JOHN HANCOCK]                                       POLICY DETAILS - VARIABLE LIFE
                                                             [ ]John Hancock Life Insurance
                                                                Company of New York
                                                             [ ]John Hancock Life Insurance
                                                                Company
Mailing Address:               Courier Address:              (hereinafter referred to as The Company)
John Hancock New York          John Hancock New York
New Business Service Center    New Business Service Center
PO Box 4608                    200 Bloor Street East       .  This form is part of the
Niagara Square Station         Toronto ON                     Application for Life Insurance
Buffalo NY 14240-4608          Canada M4W 1E5                 for the Proposed Life
                                                              Insured(s).
                                                           .  Print and use black ink. Any
                                                              changes must be initialed by
                                                              the Proposed Life Insured(s)
                                                              and/or Owner(s).

PROPOSED LIFE INSURED (LIFE ONE)              PROPOSED LIFE INSURED (LIFE TWO)

Name        First       Middle     Last       Name    First      Middle     Last
            JOHN        M.         DOE

Name(s) of Owner(s)     JOHN M. DOE

PLAN NAME
SINGLE LIFE       [ ]Majestic VUL 98    [X]Majestic Performance    [ ]Majestic Variable    [ ]Variable Master
                                           VUL                        COLI                    Plan Plus

SURVIVORSHIP LIFE [ ]Majestic VEP 98    [ ]Majestic Performance Survivorship VUL

OTHER             _____________________________________________________________________________________________

AMOUNT

1.  Base Sum Insured (BSI) or Base Face Amount (BFA) $ 100,000
    Additional Sum Insured (ASI) or Supplemental Face Amount
    (SFA) on Page 2.

PREMIUMS

2.  Frequency: [X] Annual [ ] Semi-Annual [ ] Quarterly   [ ] Monthly -(Automatic
                                                                  Deduction)
               [ ] Other  _______________________________________________________________

PREMIUM NOTICES AND CORRESPONDENCE

3.  a)  Send Premium          [X]          [ ] Life   [ ] Life   [ ]                         [ ]
        Notices to:               Owner(s)     One        Two        Employer's                  Other: Name & Address
                                                                     Address                     (detailsbelow)
                              Name
                              ______________________________________________________________________________________

                              Street No. & Name, Apt No., City, State, Zip code
                              ______________________________________________________________________________________

    b)  Send Correspondence to:    [X] Same as Premium Notices (as above)    [ ] Other:
        Name & Address (details
        below)

                              Name
                              ______________________________________________________________________________________

                              Street No. & Name, Apt No., City, State, Zip code
                              ______________________________________________________________________________________
    c)  SECONDARY ADDRESSEE - You can make the designation below when you or the Life
        Insured become a senior citizen (age 65 or older). The Company will also mail lapse notices for ovrdue premiums to any Secondary Addressee you designate. If you want this option, provide the following information.

        Owner - Date of Birth mmm          dd         yyyy       Name of Secondary Addressee
                                                                 ___________________________________________________

                                                                 Street No. & Name, Apt No.
                                                                 ___________________________________________________

                                                                 City                        State            Zip Code
                                                                 ___________________________________________________

VARIABLE LIFE - SINGLE LIFE


4.  a)  Life Insurance Qualification Test

        [X] Guideline Premium Test. Under this test, the sum of premiums paid into the policy may not at any time exceed the greater of
            (a) the Guideline Single premium, or (b) the sum of the Guideline Level Premiums to such date.

        [ ] Cash Value Accumulation Test. Under this test, the Policy
            Value may not any time exceed the net single premium. The net single premium is the one payment that would be needed on a specific date to provide the Death Benefit under the policy.

        NOTE: ELECTED TEST CANNOT BE CHANGED AFTER THE POLICY IS ISSUED.
        YOU MAY REQUEST AN ILLUSTRATION ON BOTH TESTS
        BEFORE MAKING YOUR ELECTION.


  b)  Death Benefit Option      [X]Option A/Option 1 (Face Amount)

                                [ ]Option B/Option 2 (Face Amount
                                   plus Account/Policy Value)

                                [ ]Option M (Available on Majestic VUL 98 and
                                   Majestic VEP 98 if CVAT chosen)
                                   with calculation beginning in policy year

(C) 2006 John Hancock      Page 1 of 5    M Proprietary Variable
Life Insurance Company of                      Majestic Products
New York, Valhalla, NY.
All rights reserved.

ADDITIONAL SUM INSURED (ASI), SUPPLEMENTAL FACE AMOUNT (SFA) AND PREMIUM
SCHEDULES

5.[ ] Additional Sum Insured(ASI)/Supplemental Face
Amount(SFA)                                             6. [ ] Planned Premium
Check only one option below.                            a) [ ] $_______ annually for _______ year(s)
  a) [ ] ASI/SFA of $_______                            [ ] Annual Increase of _______%
[ ]For Life of Policy                                   [ ] Additional first year Planned Premium $_______
[ ]With Face Amount (TSI/TFA) of $_______ increasing by
_______ % or $_______ Per Year for                      b) [ ]Customized Schedule
                                                        List by policy year(s).
  [ ]Life of Policy or Policy Years

                                                          Policy Year(s)            Planned Premium Amount

  b) [ ]Customized Level or Increasing Schedule               ____to                      $______(1)
        List by policy year or years. ASI/SFA                 ____to                      $______(2)
        amount may not decrease.                              ____to                      $______(3)
  Policy Year(s)          ASI/SFA Amount                      ____to                      $______(4)
      ____to                $______(1)                        ____to                      $______(5)
      ____to                $______(2)                        ____to                      $______(6)
      ____to                $______(3)                        ____to                      $______(7)
      ____to                $______(4)                        ____to                      $______(8)
      ____to                $______(5)                        ____to                      $______(9)
      ____to                $______(6)                        ____to                     $______(10)
      ____to                $______(7)              (If more space is required, complete and attach form
      ____to                $______(8)                                   NB5064NY.)
      ____to                $______(9)
      ____to                $______(10)
  (If more space is required, complete and
    attach form NB5064NY.)

MAJESTIC VUL 98, MAJESTIC VARIABLE COLI, VARIABLE MASTERPLAN PLUS, MAJESTIC VEP
98

7. [ ]Living Care Benefit (for terminal illness, only available on Majestic VUL 98)
     [ ]Enhanced Cash Value Rider
     [ ]Premium Cost Recovery for  [ ] Life of Policy  [ ] Policy Year
     [ ]Age 100 Waiver of Charges Rider (Not available on MVCOLI or VMPP)
     [ ]Policy Split Option Rider (Only available on Majestic VEP 98)
     [ ]Continuation of Guaranteed Minimum Death Benefit Option after 10th
        Policy Year (Only available with Option A)
     [ ]Other

MAJESTIC PERFORMANCE VUL

8.  [ ]Enhanced Surrender Value Rider       [ ]LifeCare Benefit Rider (Please
                                               complete form
                                               NB5018NY.)Accelerated Death
                                               Benefit must also be selected
                                               and NB3518NY must also be
                                               completed. The Accelerated
                                               Death Benefit Disclosure must
                                               be provided to the Owner.

    [ ]Extended No Lapse Guarantee (beyond  [ ]Accelerated Benefit Rider
       Basic Period)
       [ ] To Age    [ ] Period             [ ]I have received the Accelerated
                                               Death Benefit Disclosure and
                                               understand that the values
                                               shown are generic and will
                                               differ from my actual coverage.
    [ ]Return of Premium Death Benefit
       (with DB Option 1 only)
       Increase Rate  [ ]Yes_______%  [ ]No    [ ]Other
       Percentage of Premiums to be returned at death________%
       (Whole numbers only. Maximum 100%)

MAJESTIC PERFORMANCE SURVIVORSHIP VUL

9.   [ ]Enhanced Cash Value Rider
     [ ]Premium Cost Recovery for  [ ] Life of Policy  [ ]________Policy Year
     [ ]Survivorship Four Year Level Term Rider
     [ ]Policy Split Option Rider
     [ ]Other

(C) 2006 John Hancock      Page 2 of 5    M Proprietary Variable
Life Insurance Company of                      Majestic Products
New York, Valhalla, NY.
All rights reserved.

ADDITIONAL INFORMATION - THESE TQUESTIONS APPLY TO THE OWNER(S) OF THE POLICY. ALL
QUESTIONS MUST BE ANSWERED.

10.a) If an additional or optional policy is being applied for in a separate application, state plan and amount.
      Plan name__________________________________________________  $________________

   b) Do you understand that you may need to pay premiums in addition to Planned Premium if the current policy charges or actual investment performance are different from the assumptions used in your Illustration (assuming the requirements of any
      pplicable guaranteed death benefit feature have not been
      satisfied)?                                                                    [X] Yes [ ] No

11.Have you received a current prospectus (and any supplements) for the applicable policy?
           [X] Yes  [ ] No

       If YES, date of prospectus(es)  mmm    dd  yyyy  Date of supplement(s)      mmm    dd  yyyy
                                       MAY    01  2006
       Date of John Hancock            mmm    dd  yyyy  Date of supplement         mmm    dd  yyyy
       Trust prospectus
       (if applicable)

12.With the above in mind, does the policy meet your insurance
   objectives and your anticipated financial needs?                     [ ] Yes  [ ] No

INVESTOR SUITABILITY STATEMENTS

13.I UNDERSTAND THAT UNDER THE APPLIED FOR POLICY:

   (A) THE AMOUNT OF THE INSURANCE BENEFITS, OR THE DURATION OF THE INSURANCE
       COVERAGE, OR BOTH, MAY BE VARIABLE OR FIXED.

   (B) THE AMOUNT OF THE INSURANCE BENEFITS, THE DURATION OF THE INSURANCE
       COVERAGE, AND THE POLICY/ACCOUNT VALUE, MAY INCREASE OR DECREASE
       DEPENDING ON THE INVESTMENT EXPERIENCE OF THE CHOSEN INVESTMENT ACCOUNTS
       AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. ILLUSTRATIONS OF BENEFITS,
       INCLUDING DEATH BENEFITS, POLICY/ACCOUNT VALUES AND CASH SURRENDER VALUES
       ARE AVAILABLE ON REQUEST.

   (C) THE ENTIRE INVESTMENT COULD BE LOST BECAUSE OF THE PERFORMANCE OF THE
       INVESTMENT FUND AND IN THE ABSENCE OF ADDITIONAL PREMIUM PAYMENT, THE
       INSURANCE COVERAGE COULD LAPSE.

ASSET ACCOUNT BALANCER SERVICE (MAJESTIC PERFORMANCE VUL ONLY)

14.This service will automatically move amounts among your specified Investment
   Accounts on a semi-annual basis beginning six months after your policy date to maintain your chosen percentages in each account. The Asset Allocation Balancer
   Service will only move amounts among the Investment Accounts selected; it will not move amounts to or from the Fixed Account. TO ELECT THIS SERVICE, PLEASE
   CHECK BOX A OR B BELOW AND PROVIDE DETAILS AS REQUIRED.

    A [ ] Rebalancebased on the percentages selected in the Investment Allocation of Net Premiums section of this form without regard to any amounts allocated to the Fixed Account.

    B [ ] Rebalance based on the percentages listed below.

INVESTMENT                         INVESTMENT            INVESTMENT
ACCOUNT                 PERCENTAGE  ACCOUNT   PERCENTAGE  ACCOUNT   PERCENTAGE
----------              ---------- ---------- ---------- ---------- ----------

                                 %                     %                     %

                                 %                     %                     %

                                 %                     %                     %

DOLLAR COST AVERAGING PROGRAM (MAJESTIC PERFORMANCE VUL ONLY)

15.Under this program we will automatically transfer amounts each month from one Investment Account to one or more of the other Investment Accounts or the Fixed Account. You must select one Investment Account to Dollar Cost Average from. (We suggest a fund that attempts to maintain a relatively stable value such as the Money Market Trust or the U.S. Government Securities Trust.*) TO ELECT THIS PROGRAM, PLEASE CHECK BOX A, B OR C BELOW AND PROVIDE DETAILS AS REQUIRED.

   FROM: A [ ]Money Market B [ ] U.S. Government Securities C [ ] Other _____

  You must also indicate the Investment Account(s) and amount(s) to Dollar Cost average.
  TO:
INVESTMENT                         INVESTMENT            INVESTMENT
ACCOUNT                 PERCENTAGE  ACCOUNT   PERCENTAGE  ACCOUNT   PERCENTAGE
----------              ---------- ---------- ---------- ---------- ----------

                                 %                     %                     %

                                 %                     %                     %

                                 %                     %                     %

Dollar Cost Averaging does not assure a profit and does not protect against loss in declining markets. Since the plan involves continuous investments in securities regardless of fluctuating price levels of such securities, you should consider your ability to continue such purchases throughout periods of low price levels before signing up for this program.

* Values in the U.S. Government Securities Trust or Money Market Trust are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Money Market Trust seeks to preserve the value of your investment at $10.00 per share, it is possible to lose money by investing in the fund.

(C) 2006 John Hancock Life     Page 3 of 5        M Proprietary Variable
Insurance Company of New                               Majestic Products
York, Valhalla, NY. All
rights reserved.

16.INVESTMENT ALLOCATION OF NET PREMIUMS - ALLOCATION MUST BE WHOLE NUMBERS.
   TOTAL MUST BE 100%.

MAJESTIC VUL 98, MAJESTIC PERFORMANCE VUL, MAJESTIC VARIABLE COLI, VARIABLE MASTERPLAN PLUS, MAJESTIC VEP98, MAJESTIC PERFORMANCE SURVIVORSHIP VUL

AGGRESSIVE GROWTH PORTFOLIOS            GROWTH PORTFOLIOS                        GROWTH & INCOME PORTFOLIOS

  ____%Science & Technology               ____%Quantitative Mid Cap                ____%Growth & Income
  ____%Pacific Rim                        ____%Mid Cap Index                       ____%500 Index B
  ____%Health Sciences                    ____%Mid Cap Core                        ____%Fundamental Value
  ____%Emerging Growth                    ____%Global                              ____%U.S. Core
  ____%Small Cap Growth                   ____%Capital Appreciation                ____%Large Cap
  ____%Emerging Small Company             ____%American Growth                     ____%Quantitative Value
  ____%Small Cap                          ____%U.S. Global Leaders Growth          ____%American Growth - Income
  ____%Small Cap Index                    ____%Quantitative All Cap                ____%Equity - Income
  ____%Dynamic Growth                     ____%All Cap Core                        ____%American Blue Chip Income &
                                                                                       Growth
  ____%Mid Cap Stock                      ____%Total Stock Market Index          25  %  Income & Value
  ____%Natural Resources                  ____%Blue Chip Growth                    ____%Managed
  ____%All Cap Growth                     ____%U.S. Large Cap                      ____%PIMCO VIT All Asset
  ____%Strategic Opportunities            ____%Core Equity                         ____%Global Allocation
  ____%Financial Services                 ____%Strategic Value
  ____%International Opportunities        ____%Large Cap Value                   INCOME PORTFOLIOS
  ____%International Small Cap            ____%Classic Value                       ____%High Yield
  ____%International Equity Index B       ____%Utilities                           ____%U.S. High Yield Bond
  ____%Overseas Equity                    ____%Real Estate Securities              ____%Strategic Bond
  ____%American International             ____%Small Cap Opportunities             ____%Strategic Income
  ____%International Value                ____%Small Cap Value                     ____%Global Bond
  ____%International Core                 ____%Small Company Value               25  %  Investment Quality Bond
                                          ____%Special Value                       ____%Total Return
                                          ____%Mid Value                           ____%American Bond
                                          ____%Mid Cap Value                       ____%Real Return Bond
25  %  FIXED ACCOUNT                      ____%Value                               ____%Bond Index B
NOTE: Liquidity restrictions apply        ____%All Cap Value                       ____%Core Bond
     when allocating funds to                                                      ____%Active Bond
     the Fixed Account.                                                            ____%U.S. Government Securities
                                                                                   ____%Short Term Bond

                                        M FUNDS                                  CONSERVATIVE PORTFOLIO

                                          ____%Brandes International Equity      25 %  Money Market B
                                          ____%Turner Core Growth
                                          ____%Frontier Capital Appreciation     LIFESTYLE PORTFOLIOS
                                          ____%Business Opportunity Value          ____%Lifestyle Aggressive
                                                                                   ____%Lifestyle Growth
                                        OTHER PORTFOLIO                            ____%Lifestyle Balanced
                                          ____%                                    ____%Lifestyle Moderate
                                                                                   ____%Lifestyle Conservative

(C) 2006 John Hancock Life    Page 4 of 5        M Proprietary Variable
Insurance Company of New                              Majestic Products
York, Valhalla, NY. All
rights reserved.

ALLOCATION OF MONTHLY CHARGES

17. Please deduct the monthly charges from the following accounts (except Mortality and Expense Risk/Asset based Risk charges)

                                                                              [ ]Check box and attach sheet with
   Account No.                                                                   additional information, if
     _______________________________________                  ____________%      necessary.

     _______________________________________                  ____________%
OWNER(S)SIGNATURE(S)

Signed at   City                             State            This            Day of                             Year
______________________________________________________        _______________ ___________________    ________________

Signature of
Witness/Registered Representative (as Witness)                                Signature of Owner

x_______________________________________________________________________      x_________________________________

                                                                              Signature of
                                                                              Owner

                                                                              x_________________________________

AGENT/REGISTERED REPRESENTATIVE CERTIFICATION - ALL AGENTS/REGISTERED REPRESENTATIVES SHARING
COMMISSIONS MUST SIGN THIS FORM.

I CERTIFY THAT A CURRENT PROSPECTUS (AND ANY SUPPLEMENT) FOR THE POLICY APPLIED FOR HAS BEEN
GIVEN TO THE PROPOSED LIFE INSURED(S), AND TO THE OWNER(S) IF OTHER THAN THE PROPOSED LIFE
INSURED(S).

Signature of Agent/Registered Representative                                  Place and Date

x_______________________________________________________________________      __________________________________

Signature of Agent/Registered Representative                                  Place and Date

x_______________________________________________________________________      ___________________________________

Signature of Agent/Registered Representative                                  Place and Date

x_______________________________________________________________________      __________________________________

Signature of Agent/Registered Representative                                  Place and Date

x_______________________________________________________________________      __________________________________

Signature of Agent/Registered Representative                                  Place and Date

x_______________________________________________________________________      ____________________________________

(C) 2006 John Hancock Life    Page 5 of 5        M Proprietary Variable
Insurance Company of New                              Majestic Products
York, Valhalla, NY. All
rights reserved.